UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2011

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Fifth Amended and Restated Loan Agreement

On February 2, 2011, GMX Resources Inc. (the “Company,” “we” or “our”) entered into a Fifth Amended and Restated Loan Agreement among the Company, as borrower, Capital One, National Association, as administrative agent, arranger and bookrunner, BNP Paribas, as syndication agent, and the lenders named therein (the “Restated Loan Agreement”). The Restated Loan Agreement will become effective after specified conditions have been satisfied, including (i) the completion of an equity offering of at least $75.0 million of common stock and an offering of senior unsecured notes in a principal amount of at least $175.0 million, on terms specified, in each case on or before February 28, 2011, (ii) the deposit of at least $50.0 million of the proceeds from the common stock and senior unsecured notes offerings in a restricted account with the agent on or before the closing date, for use solely for the purpose of retiring a portion of the Company’s convertible senior notes due 2013, such that the principal of such notes will be no more than $75.0 million within 45 days after the effective date of the Restated Loan Agreement (with such restricted account and remaining funds continuing as collateral under the Restated Loan Agreement if such debt is not retired to such outstanding balance at such time), and (iii) no advances, unpaid fees or other borrowings are outstanding under the prior loan agreement, excluding letters of credit that will be transferred to be outstanding under the Restated Loan Agreement. The Restated Loan Agreement will terminate automatically if these conditions are not satisfied by February 28, 2011.

The Restated Loan Agreement will mature on January 1, 2013; provided, that if our 5.0% convertible senior notes due 2013 have been repurchased and no longer remain outstanding, the maturity date will be extended automatically to December 31, 2013 assuming we are in compliance with all covenants under the amended secured revolving credit facility.

The Restated Loan Agreement provides for a line of credit of up to $100.0 million (the “commitment”), subject to a borrowing base (“borrowing base”). The initial borrowing base availability under the Restated Loan Agreement is $60.0 million. The amount of loans available at any one time under the Restated Loan Agreement is the lesser of the borrowing base or the amount of the commitment. The borrowing base will be subject to semi-annual redeterminations (approximately April 1 and October 1) during the term of the loan, commencing October 1, 2011, and is based on evaluations of our oil and gas reserves. The Restated Loan Agreement includes a letter of credit sublimit of up to $10.0 million.

The loans under our Restated Loan Agreement bear interest at a rate elected by us which is based on the prime rate, LIBOR or federal funds rate plus margins ranging from 1% to 3.50% depending on the base rate used and the amount of loans outstanding in relation to the borrowing base. We may voluntarily prepay the loans without premium or penalty. If and to the extent the loans outstanding exceed the most recently determined borrowing base, the loan excess will be mandatorily prepayable within 90 days after notice. Otherwise, any unpaid principal or interest will be due and payable at maturity. We are obligated to pay a facility fee equal to 0.5% per annum of the unused portion of the borrowing base, payable quarterly in arrears beginning March 31, 2011.

Loans under Restated Loan Agreement are secured by a first priority mortgage on substantially all of our oil and natural gas properties, a pledge on our ownership of equity interests in our subsidiaries, a guaranty from Endeavor Pipeline, Inc. and any future subsidiaries of the Company and a security interest in certain of our and the guarantors’ assets.

In addition to customary reporting and compliance requirements, the principal covenants under the Restated Loan Agreement require us:

•	to maintain a current ratio (as defined in the Restated Loan Agreement) of not less than 1.0 to 1.0;

•

to maintain on a quarterly basis as of the last day of each fiscal quarter a ratio of EBITDA (as defined in the Restated Loan Agreement) to cash interest expense, including preferred dividends payable under our Series B cumulative preferred stock, of not less than 2.50 to 1.0;

•	to maintain on a quarterly basis as of the last day of each fiscal quarter a ratio of total senior secured debt to EBITDA of no more than 2.50 to 1.00;

•

to maintain a hedging program on mutually acceptable terms whenever the loan amount outstanding exceeds 75% of the borrowing base, provided that the aggregate amount of all such hedge transactions do not exceed 85% of forecasted oil and gas production from certain reserves;

•	to pay all accounts payable within 60 days of the due date other than those being contested in good faith;

•

not to incur any incur any additional debt for borrowed money or obligations owing in respect of redeemable preferred stock without the prior written consent of lenders other than our Series B Preferred Stock (not to exceed $150.0 million in liquidation preference), our 5.00% convertible senior notes due 2013, our 4.50% convertible senior notes due 2015 and our senior unsecured notes (as defined in the Restated Loan Agreement) to be issued after February 2, 2011;

•	not to permit any incurrence of liens other than those permitted by the Restated Loan Agreement;

•	not to extend credit or loans to, or purchase or acquire capital stock or make other investments in, another person, except as permitted by the Restated Loan Agreement;

•

not to sell all or substantially all of our assets, or to permit the disposition of more than 5% of our proved petroleum reserves that are covered under mortgages and/or provided contributory value in the most recently determined borrowing base, without the lenders’ prior written consent, subject to certain permitted dispositions;

•	not to merge with or acquire another business entity;

•

not to repurchase for cash any of our capital stock (including the redemption of our Series B Preferred Stock, except as permitted in connection with a change in management or change in control), or to pay or declare any dividends on our capital stock, other than dividends on our Series B Preferred Stock at such time as no loan excess exists and no default or events of default has occurred and is continuing;

•

not to permit or suffer a change in our key management, meaning the continued active full-time employment of Ken Kenworthy, Jr. (as CEO), provided his ceasing of active employment due to death or disability will not be default so long as we hire or promote a replacement officer with experience and qualifications reasonably satisfactory to the administrative agent and the required lenders within four months of his ceasing activity;

•

not to permit a person or group (other than existing management) to acquire more than 50% of the outstanding common stock or otherwise suffer a change in control as defined in the Restated Loan Agreement;

•

not to sell, transfer lease or otherwise dispose of assets, or purchase, lease or otherwise acquire assets from, or otherwise engage in other transactions with affiliates, except on the ordinary course of business or an arms-length basis;

•

not to make any cash payments in respect of interest or on account of the conversion, purchase, acquisition or termination of our 5.00% convertible senior notes due 2013, excluding a permitted tender offer, or our 4.50% convertible senior notes due 2015, unless no event of default under the loan agreement exists or the payment would not result in such a default and the borrowing base has not been exceeded;

•	not to allow Endeavor Gathering LLC to incur debt or liens except to the extent permitted under the Restated Loan Agreement; and

•

not to make a cash or other payment (whether in securities or other property), on account of the principal of, or the redemption, retirement, repurchase, acquisition, cancellation or termination of our senior unsecured notes (as defined in the Restated Loan Agreement), without the consent of all of the lenders, and not to make any cash payments in respect of interest on such notes if, at the time thereof and immediately after giving effect thereto, a default or event of default under the Restated Loan Agreement will have occurred and be continuing (or be created), or the revolving loans outstanding under the Restated Loan Agreement will exceed the borrowing base then applicable.

In addition to customary events of default, the principal events of default under the Restated Loan Agreement consist of:

•	the failure to pay interest or mandatory prepayments when due;

•	material breaches of representations and warranties;

•	breaches of certain covenants;

•	defaults under other loan documents;

•	defaults to other lenders of material indebtedness;

•	the failure to pay operators of the Company’s oil and gas properties amounts when due (other than payments being contested in good faith);

•

the default in the payment of any amounts due under, or observance or performance of any covenants or agreements in documents relating to, our Series B Preferred Stock, or our Series B Preferred Stock becoming subject to mandatory redemption before the fifth anniversary of the date on which such shares are issued, or the Company becoming required to redeem the shares, except for certain specified circumstances;

•	a “fundamental change” as defined in the indentures for the Company’s 5.00% convertible senior notes due 2013 and 4.50% convertible senior notes due 2015; and

•	certain defaults by the Company in respect of Endeavor Gathering LLC.

A copy of the Restated Loan Agreement is filed as Exhibit 10.1 to this report on Form 8-K and is incorporated by reference into this Item 1.01.

Confirmation of Guarantee Agreements

Concurrent with the execution of the Restated Loan Agreement, the Company and certain of our subsidiaries who are guarantors confirmed the current and continued effectiveness of their security agreements and guarantees, as applicable, in connection with the execution of the Restated Loan Agreement, including (i) the Confirmation of Guaranty Agreement, dated as of February 2, 2010, by Diamond Blue Drilling Co. in favor of Capital One, National Association, as agent, for the benefit of itself, the lenders party from time to time to the Restated Loan Agreement, and the other secured parties (the “Diamond Blue Guaranty Confirmation”), relating to Restated Guaranty Agreement, entered into effective as of July 8, 2010, by Diamond Blue Drilling Co. in favor of Capital One, National Association, as agent, for the benefit of itself, the lenders, the other parties from time to time to the loan agreement, and the other secured parties, guaranteeing the secured liabilities of the Company (the “Diamond Blue Guaranty”) and (ii) the Confirmation of Guaranty Agreement, dated as of February 2, 2010, by Diamond Blue Drilling Co. in favor of Capital One, National Association, as agent, for the benefit of itself, the lenders party from time to time to the Restated Loan Agreement, and the other secured parties (the “Endeavor Guaranty Confirmation”), relating to the Restated Guaranty Agreement, entered into effective as of July 8, 2010, by Endeavor Pipeline Inc. in favor of Capital One, National Association, as agent, for the benefit of itself, the lenders, the other parties from time to time to the loan agreement, and the other secured parties, guaranteeing the secured liabilities of the Company (the “Endeavor Pipeline Guaranty”). Copies of the Diamond Blue Guaranty Confirmation, the Diamond Blue Guaranty, the Endeavor Pipeline Guaranty Confirmation and the Endeavor Pipeline Guaranty are filed as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to this report on Form 8-K and are incorporated by reference into this Item 1.01

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Fifth Amended and Restated Loan Agreement, dated as of February 2, 2011, among GMX Resources Inc., as borrower, Capital One, National Association, as administrative agent, arranger and bookrunner, BNP Paribas, as syndication agent, and the lenders named therein.

10.2	Confirmation of Guaranty Agreement, dated as of February 2, 2010, by Diamond Blue Drilling Co. in favor of Capital One, National Association, as agent, for the benefit of itself, the lenders party from time to time to the Fifth Amended and Restated Loan Agreement, and the other secured parties

10.3	Restated Guaranty Agreement, entered into effective as of July 8, 2010, by Diamond Blue Drilling Co. in favor of Capital One, National Association, as agent, for the benefit of itself, the lenders, the other parties from time to time to the loan agreement, and the other secured parties, guaranteeing the secured liabilities of GMX Resources Inc.

10.4	Confirmation of Guaranty Agreement, dated as of February 2, 2010, by Endeavor Pipeline Inc. in favor of Capital One, National Association, as agent, for the benefit of itself, the lenders party from time to time to the Fifth Amended and Restated Loan Agreement, and the other secured parties

10.5	Restated Guaranty Agreement, entered into effective as of July 8, 2010, by Endeavor Pipeline Inc. in favor of Capital One, National Association, as agent, for the benefit of itself, the lenders, the other parties from time to time to the loan agreement, and the other secured parties, guaranteeing the secured liabilities of GMX Resources Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: February 3, 2011	By:	/s/ JAMES A. MERRILL
	Name:	James A. Merrill
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fifth Amended and Restated Loan Agreement, dated as of February 2, 2011, among GMX Resources Inc., as borrower, Capital One, National Association, as administrative agent, arranger and bookrunner, BNP Paribas, as syndication agent, and the lenders named therein.

10.2	Confirmation of Guaranty Agreement, dated as of February 2, 2010, by Diamond Blue Drilling Co. in favor of Capital One, National Association, as agent, for the benefit of itself, the lenders party from time to time to the Fifth Amended and Restated Loan Agreement, and the other secured parties

10.3	Restated Guaranty Agreement, entered into effective as of July 8, 2010, by Diamond Blue Drilling Co. in favor of Capital One, National Association, as agent, for the benefit of itself, the lenders, the other parties from time to time to the loan agreement, and the other secured parties, guaranteeing the secured liabilities of GMX Resources Inc.

10.4	Confirmation of Guaranty Agreement, dated as of February 2, 2010, by Endeavor Pipeline Inc. in favor of Capital One, National Association, as agent, for the benefit of itself, the lenders party from time to time to the Fifth Amended and Restated Loan Agreement, and the other secured parties

10.5	Restated Guaranty Agreement, entered into effective as of July 8, 2010, by Endeavor Pipeline Inc. in favor of Capital One, National Association, as agent, for the benefit of itself, the lenders, the other parties from time to time to the loan agreement, and the other secured parties, guaranteeing the secured liabilities of GMX Resources Inc.